PRICEWATERHOUSECOOPERS [LOGO]

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                                                      PricewaterhouseCoopers LLP
                                                      Suite 200
                                                      4101 Edison Lakes Parkway
                                                      Mishawaka IN 46545-3441
                                                      Telephone (219) 272-7700
                                                      Facsimile (219) 243-2100


August 24, 2001




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Coachmen Industries, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Registrant's Form 8-K report dated August 23, 2001. We agree with the statements concerning our Firm in such Form 8-K

Very truly yours,


PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP